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                                  News Release

                           (MATRIA(R) HEALTHCARE LOGO)

                                              Contact:
                                              Rich Cockrell
                                              Vice President, Investor Relations
                                              770/767-4500

                      MATRIA HEALTHCARE ANNOUNCES AGREEMENT
                           TO SELL FACET TECHNOLOGIES

     MARIETTA, GA, JULY 26, 2006 -- Matria Healthcare, Inc. (NASDAQ: MATR) announced today the signing of a definitive agreement to sell Facet Technologies, the Company's subsidiary specializing in diabetes product design, development and assembly. The acquirer of the Company's subsidiary will be a new company formed by Water Street Capital Partners, LLC, a Chicago-based private equity firm specializing in healthcare investments.

     The all-cash transaction is valued at approximately $122 million. The Boards of Directors of both companies have approved the transaction which is expected to be completed on or about August 31, 2006. Closing of the transaction is conditioned on completion of customary conditions, including federal antitrust review.

     Parker H. Petit, Chairman and CEO of Matria, stated "We are pleased with our selection. We have optimized the value for our shareholders, and we believe Water Street is the right partner for Facet. Water Street's healthcare expertise, operating focus and growth strategies for Facet will serve Facet's customers extremely well and provide the best opportunities for Facet management and employees."

     Timothy A. Dugan, Managing Partner of Water Street Capital, stated "We are delighted that Matria selected Water Street to acquire Facet. Matria has done an outstanding job building Facet into the market leader. We are excited about the opportunity to partner with a strong management team to continue to develop the business."

     On January 6, 2006, Matria announced its strategic intentions to divest two of its businesses, Facet Technologies and Dia Real, the Company's foreign diabetes services operations in Germany. "We are extremely pleased with the performance of both operations since we announced our intentions. Both Facet and Dia Real have performed well and have continued to generate very positive cash flow for the Company," said Petit. "We are making excellent progress in the divestiture of Dia Real. With the proceeds from the Facet transaction, combined with the expected proceeds from the potential Dia Real sale, the cash flow from these two discontinued operations and our cash from continuing operations, we expect to reduce our debt by approximately $175 million by year end."

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Matria Healthcare Announces Agreement to Sell Facet Technologies
July 26, 2006
Page 2 of 2


ABOUT MATRIA HEALTHCARE

     Matria Healthcare is a leading provider of comprehensive health enhancement programs to health plans, employers and government agencies. Matria manages major chronic diseases and episodic conditions including diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, high-risk obstetrics, cancer, chronic pain, depression, end-stage renal disease, and obesity; delivers programs that address wellness, healthy living, productivity improvement, and patient advocacy; and provides case management of acute and catastrophic conditions. Headquartered in Marietta, Georgia, Matria operates through more than 50 offices around the United States. More information about Matria can be found on line at www.matria.com.

ABOUT WATER STREET CAPITAL PARTNERS

     Water Street Capital Partners is a Chicago-based private equity firm focused exclusively on building market leadership companies in the healthcare industry. Applying its financial and operating expertise, deep industry knowledge, and extensive network of contacts, Water Street helps companies accelerate growth and significantly increase value. The Water Street team has worked together since 1998, when they formed a healthcare private equity team under what is now One Equity Partners, part of JP Morgan Chase. Water Street was launched as an independent healthcare private equity firm in May 2005. The Water Street team's investments have included Lakewood Pathology, Medex, AbilityOne, and Kendro Laboratory Products. For more information about Water Street Capital Partners, visit www.waterstreetcapital.com.

SAFE HARBOR STATEMENT

     This press release contains forward-looking statements. Such statements include but are not limited to the consummation the sales of Facet Technologies and Dia Real, and the timing thereof, the financial implications of the sales, the effect of the proposed Facet sale on Facet's customers and employees and the Company's expected debt repayments. These statements are based on current information and belief, and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company's inability to consummate the sale of Facet Technologies, including the satisfaction of various conditions to the closing of the transaction, failure to consumate a sale of Dia Real, failure to achieve the financial expectations for the tranactions, reduced cash flow from operations, unanticipated uses of cash, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria's Annual Report on Form 10-K for the year ended December 31, 2005. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.

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